EXHIBIT 10.6

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT
[Regency on the Green, North Richland Hills, Texas]

This PURCHASE AND SALE AGREEMENT (this "Contract") is made and entered as of the Effective Date (defined below) by and between AP WP GREEN REIT LLC, a Delaware limited liability company ("Seller"), and STEADFAST ASSET HOLDINGS, INC., a California corporation ("Purchaser").

For and in consideration of the mutual covenants and agreements contained in this Contract and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows.

1.
PURCHASE AND SALE. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to buy from Seller, the Property (defined below) for the consideration and upon and subject to the terms, provisions and conditions set forth below. The "Property" means:

(a)
The land situated in Tarrant County, Texas, more particularly described in Exhibit A to this Contract (collectively the "Land"), together with (i) the improvements situated on the Land commonly known as Regency on the Green, North Richland Hills, Texas, and all other structures, fixtures, buildings and improvements situated on the Land (such buildings, structures, fixtures and improvements being herein called collectively the "Improvements"), (ii) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests appurtenant to the Land and the Improvements, (iii) all rights, titles, powers, privileges, licenses, easements, rights-of-way and interests, if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed; in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land, and (iv) all rights, titles, powers, privileges, interests, licenses, easements and rights-of-way appurtenant or incident to any of the foregoing, including, without limitation, any development rights, land use entitlements, air rights, water, water rights, riparian rights, and water stock relating to the Land but expressly excluding the rights to any minerals which are addressed below;

(b)
All equipment, fixtures, appliances, inventory and other personal property of whatever kind or character owned by Seller and attached to or installed or located on or in the Land or the Improvements, including, but not limited to, furniture, furnishings, drapes and floor coverings, office equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment (the "Personal Property", with all of the material Personal Property as of the date hereof being listed on Schedule 1 attached hereto);

(c)
All of Seller's right, title and interest in and to all agreements, leases and other agreements which relate to or affect the Land, the Improvements, the Personal Property or the operation thereof, including, without limitation, tenant leases ("Tenant Leases") and all refundable deposits actually paid to or received by Seller in connection therewith (and not as of the Closing Date returned to or forfeited by tenants under Tenant Leases), subject to Section 6(f) below, service and maintenance contracts ("Service Contracts", with all of the Service Contracts in effect as of the date hereof being listed on Schedule 2 attached hereto), warranties, guaranties and bonds, but only to the extent that such Service Contracts, warranties, guaranties and bonds are assignable by Seller without any necessary third party consent, or to the extent that all necessary third party consents to such assignments have been obtained (provided that Seller shall not be obligated to obtain such third party consents but hereby agrees to use commercially reasonable efforts to do so); and

(d)
All of Seller's right, title and interest, if any, in and to all trademarks, trade names or symbols under which the Land or the Improvements (or any part thereof) is operated (the "Trade Name") including, without limitation, any right to the name "Regency on the Green" or derivatives thereof, websites, web domains and internet addresses, all phone number(s) for the Improvements, all fax number(s) for the Improvements and logos and all other intangible property relating to the Property, including licenses, permits, certificates of occupancy and governmental approvals, and transferable construction warranties relating to the Property (the "Intangible Property").

Seller has advised Purchaser that by a separate Mineral Severance Agreements dated December 29, 2010 (collectively the "Mineral Severance Agreements"), Seller has agreed to sever and convey to Western Rim Investors 1997-2, LP the Mineral Rights Interest (as therein defined) upon payment of the Existing Financing (as therein defined). The Existing Financing will be discharged at Closing (as hereinafter defined) and therefore Seller shall convey the Mineral Rights Interest immediately prior to the conveyance of the Property to Purchaser. Purchaser acknowledges and agrees the Mineral Rights Interest are not included with the Property and will not be conveyed to Purchaser.

2.
PARALLEL AGREEMENTS. A separate affiliate of Seller and Purchaser have entered into four additional separate Purchase and Sale Agreements as of the Effective Date (collectively, the "Parallel Agreements" and each, a "Parallel Agreement") relating to the sale of certain real and personal property commonly known as: Regency at North Richland Hills in North Richland Hills, Texas ("North Hills"), Regency by the Vineyard in Euless, Texas ("Vineyard"), Foundations by the Vineyard in Euless, Texas ("Foundation"), and Regency by the Lake in Coppell, Texas ("Lake"). The Parallel Agreements for North Hills and Lake and this Contract are collectively referenced as the "Tranche A Contracts". The Parallel Agreements for Vineyard and Foundation are collectively referenced as the "Tranche B Contracts" Seller and Purchaser agree as follows with regard to the Parallel Agreements:

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(a)
Notwithstanding anything to the contrary contained in this Contract, Purchaser shall have no right to purchase the Property and Seller shall be under no obligation to sell the Property unless the (i) Closings for all the Tranche A Contracts occurs simultaneously, (ii) if the Closing of the Tranche B Contracts does not occur simultaneously with the Closing of the Tranche A Contract, the Additional Extension Deposit (as defined in each Tranche B Contract) is deposited on or before the Closing of the Tranche A Contracts; it being understood and agreed the foregoing conditions precedent to Closing shall be for the sole benefit of Seller and may be waived or enforced by Seller in its sole and absolute discretion.

(b)
If any Parallel Agreement is terminated for any reason (other than as may be expressly provided in Section 16 or Section 17(a) of such Parallel Agreement), this Contract shall terminate automatically and neither party shall have any rights or obligations other than those which expressly survive the termination of this Contract. Upon the termination of this Contract due to the termination of any Parallel Agreement, the disposition of the Earnest Money under this Contract shall be made in the same manner as the disposition under the Parallel Agreement (i.e., if Seller is entitled to the Earnest Money under the Parallel Agreement, then Seller shall also be entitled to the Earnest Money under this Contract, and if Purchaser is entitled to the Earnest Money under the Parallel Agreement, then Purchaser shall also be entitled to the Earnest Money under this Contract.

(c)
Any default under any Parallel Agreement (after any applicable notice or cure period expressly provided in such Parallel Agreement) shall constitute a default hereunder for which no additional notice or cure period shall be provided.

3.
CONTRACT SALES PRICE. The total purchase price for the Property (the "Sales Price") shall be $32,600,000.00 payable in cash at Closing (defined below). Payment in cash shall mean wire transfer of immediately available federal funds ("Immediately Available Funds").

4.
EARNEST MONEY. Not later than two Business Days after the Effective Date, Purchaser shall deliver to First American Title Insurance Company, 633 Third Avenue, 16th Floor, New York, New York 10017, attention Phil Salomon, phone: 212-551-9437, fax: 212-331-1559, E-mail: psalomon@firstam.com, the "Title Company"), as escrow agent, $326,000.00 (by wire transfer of Immediately Available Funds), as earnest money ("Initial Earnest Money"). Unless Purchaser has elected to terminate this Contract, then not later than one Business Day after the expiration of the Feasibility Period (defined below), Purchaser shall deliver to Title Company an additional amount equal to $326,000.00 (by Immediately Available Funds) as additional earnest money ("Additional Earnest Money"). Notwithstanding anything to the contrary in this Contract, upon deposit by Purchaser, the amount of $100,000.00 of the Initial Earnest shall be nonrefundable (the "Nonrefundable Deposit"), except as expressly provided in this Agreement. The Initial Earnest Money and the Additional Earnest Money, to the extent delivered by Purchaser, and, if and when made, the Extension Deposit (defined below) together with any interest earned on any of the foregoing, are collectively referred to as the "Earnest Money." If Purchaser does not timely deliver the Initial Earnest Money as provided in this Section 4, this Contract shall be null and void, and neither party shall have any right or obligation hereunder. If Purchaser does not timely deliver the Additional Earnest Money as provided in this Section 4 and Purchaser has not otherwise terminated this Contract in accordance with its terms prior to the expiration of the Feasibility Period, such failure shall constitute a default by Purchaser under this Contract. The Earnest Money shall be invested in an interest-bearing account at one or more federally insured national banking institutions reasonably

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approved by Purchaser, provided Purchaser satisfies the Title Company's requirements with respect thereto. In the event the transaction contemplated by this Contract is closed, at Purchaser's option, the Earnest Money will be either applied in payment of the Sales Price to be paid at Closing or refunded to Purchaser. In the event the transaction is not closed, the Earnest Money shall be disbursed in accordance with the provisions of this Contract.

5.	CLOSING.

(a)
Closing Date. The closing of the sale of the Property to Purchaser (the "Closing") shall take place at the Title Company on August 26, 2015 (the "Closing Date"). The parties may effect the Closing by making their Closing deliveries into escrow with Title Company pursuant to escrow instructions that do not conflict with the terms of this Contract.

Notwithstanding anything herein to the contrary, the following shall be conditions precedent to Closing for the benefit of the party noted therein:

(1)
As a condition precedent for the sole benefit of Purchaser, the Title Company shall have irrevocably committed to Purchaser in writing to issue a Texas T-1 owner’s policy of title insurance together with a T19.1 endorsement (and the Title Company must have committed prior to the expiration of the Feasibility Period to issue such endorsement), all in form and content approved (or deemed approved) by Purchaser pursuant to Section 7 ("Owner's Title Policy"), insuring Purchaser’s fee simple title to the Land and Improvements in an amount equal to the Sales Price subject only to the Permitted Exceptions (as hereinafter defined) and subject to no conditions other than payment of the applicable premium therefor.

(2)
As a condition precedent for the benefit of both parties, there shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect such party’s ability to perform its obligations under this Contract.

(3)	As a condition precedent for the sole benefit of Seller, the conditions precedent described in Section 2 shall be satisfied.

(4)
As a condition precedent for the sole benefit of Purchaser, there shall exist no default under the Parallel Agreements by the seller thereunder that has not been previously waived by the purchaser thereunder.

Any of the foregoing conditions precedent may be waived in writing by the party for whose benefit the conditions have been included, in such party’s sole and absolute discretion. If this Contract is terminated by Seller as a result of a failure of any of the foregoing conditions for its benefit, then the Earnest Money shall be delivered to Seller. If this Contract is terminated by Purchaser as a result of a failure of any of the foregoing conditions for its benefit, then the Earnest Money (less the Nonrefundable Deposit) shall be delivered to Purchaser.

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(b)
Seller's Closing Deliveries. At the Closing, Seller will deliver to Purchaser, at Seller's sole cost and expense (except as otherwise provided in this Contract), the following with regard to the applicable property owned by Seller:

(i)
a special warranty deed (the "Deed") duly executed and acknowledged by Seller, in the form attached as Exhibit B, subject only to any and all Permitted Exceptions (defined below) and any other matters approved by Purchaser in writing;

(ii)	a Bill of Sale duly executed by Seller, in the form attached as Exhibit C;

(iii)	an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") duly executed by Seller, in the form attached as Exhibit D;

(iv)	an Assignment of Tenant Leases and Assumption (the "Assignment of Leases") duly executed by Seller, in the form attached as Exhibit E;

(v)	possession of the Property, subject only to the Tenant Leases and the Permitted Exceptions;

(vi)	a non-foreign affidavit as permitted by Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

(vii)	evidence reasonably acceptable to the Title Company of its capacity and authority for the closing of this transaction;

(viii)	a form of notice to all tenants of the Property ("Tenant Notice Letter") duly executed by Seller, in the form attached as Exhibit F;

(ix)	evidence reasonably satisfactory to Purchaser that all units vacant five or more days before the Closing Date are in rent-ready condition on the Closing Date;

(x)	an owner's affidavit in substantially the form attached hereto as Exhibit G;

(xi)
an updated Rent Roll (as hereinafter defined), in the same form and with the same categories of information as on the initial Rent Roll (being the same Rent Roll that Seller utilizes in the ordinary course of business with respect to the Property on the date of such preparation), with all information concerning the Tenant Leases updated through the day not more than two (2) Business Days preceding the Closing;

(xii)	evidence of termination of any existing management or leasing agreement(s) relating to the Property; and

(xiii)	such other documents as may be reasonably required to close this transaction, duly executed, including the final closing statement in accordance with subsection (e) below.

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(c)	Purchaser's Closing Deliveries. At the Closing, Purchaser shall perform and deliver, at Purchaser's sole cost and expense, the following:

(i)
the Sales Price in Immediately Available Funds (reduced by the amount, if any, of the Earnest Money applied for that purpose and by any other amounts to be credited to Purchaser at the Closing pursuant to the provisions of this Contract);

(ii)	the Assignment and Assumption Agreement duly executed by Purchaser;

(iii)	the Assignment of Leases duly executed by Purchaser;

(iv)	the Tenant Notice Letter duly executed by Purchaser;

(v)	evidence reasonably acceptable to the Title Company of its capacity and authority; and

(vi)	such other documents as may be reasonably required to close this transaction, duly executed, including the final closing statement in accordance with subsection (e) below.

(d)
Close of Escrow. Provided the Title Company has not received from Seller or Purchaser any written termination notice (or if such a notice has been previously received, provided that the Title Company has received from such party a withdrawal of such notice), when Purchaser and Seller have delivered the documents required by Sections 5(b) and 5(c), the Title Company shall, subject to and in accordance with the escrow instructions of each party and the written authorization (which may be via email) from each party (or its counsel) to proceed:

(i)	If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code;

(ii)
Unless specifically instructed by the parties to be dated prior to the Closing Date, insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;

(iii)
Disburse to Seller, by wire transfer to Seller of Immediately Available Funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at Closing, including the Sales Price as adjusted in accordance with the provisions of this Contract;

(iv)
Deliver the Deed to Purchaser by causing same to be recorded in the real property records of Tarrant County, Texas, and obtain conformed copies of the recorded Deed for delivery to Purchaser and to Seller following recording;

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(v)
Issue to Purchaser, promptly and in due course after Closing, the Owner's Title Policy, in the full amount of the Sales Price, dated as of recordation of the Deed, insuring Purchaser's fee simple title to the Land and Improvements to be good and indefeasible subject only to Permitted Exceptions and other matters approved by Purchaser in writing, and the standard printed exceptions; provided, however:

(1)	the standard exception as to restrictive covenants shall either be deleted or except only for any restrictive covenants that are Permitted Exceptions;

(2)
the exception as to standby fees and taxes shall be limited to standby fees and taxes for the year of Closing and subsequent years, and subsequent assessments for prior years due to changes in land usage or ownership; and

(3)	the rights of parties in possession shall be limited only to the rights of tenants as residential tenants only;

(vi)	Deliver to Seller, in addition to Seller's Closing proceeds, all documents deposited with the Title Company for delivery to Seller at the Closing;

(vii)
Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Contract; and

(viii)	To the extent in Seller's possession or control deliver to Purchaser (at the Property) any plans and specifications regarding the Improvements.

(e)
Closing Statements. At least two (2) Business Days prior to the Closing Date, the Title Company shall deliver to Seller and Purchaser draft closing statements in the standard form in use in the State of Texas, which describe the prorations and adjustments required by this Contract. Seller and Purchaser shall promptly work in good faith to reasonably agree on the final closing statements to be executed and deposited at Closing with the Title Company.

(f)
Closing Costs. Seller shall pay: the premium for the base form of Owner's Title Policy; one-half of any escrow fee; costs of tax certificates; fees for preparation of the conveyance documentation; Seller's attorneys' fees; any fee for the Commitment; and other expenses stipulated to be paid by Seller under other provisions of this Contract. Purchaser shall pay: one-half of any escrow fee; the premium for the area and boundary deletion (if any) and the costs of any endorsements to the Owner's Title Policy, including, without limitation, the T19.1 endorsement; any costs of any mortgagee policy of title insurance; the cost of the Survey set forth in Section 7(a); Purchaser's attorneys' fees; recording fees; and other expenses stipulated to be paid by Purchaser under other provisions of this Contract.

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(g)
Proration of Assessments, Taxes, and Rents. Assessments, current taxes, rents and maintenance fees and other income will be prorated as of the Closing Date; provided, however, no prorations will be made for delinquent rents or other charges under the Tenant Leases existing as of the Closing and provided further, however that within ninety (90) days after the Closing Date, all reimbursable utility bills for utility charges incurred by Seller and reimbursable to Seller from the tenants under the Tenant Leases for periods prior to Closing ("RUBS"), if received by Purchaser, shall be remitted by Purchaser to Seller but thereafter Purchaser shall have no obligation to remit RUBS income to Seller. If ad valorem taxes for the year in which the sale is closed are not available on the Closing Date, proration of taxes will be made on the basis of (i) the assessed value of the Land and Improvements for the year of Closing, if known, or the assessed value of the Land and Improvements for the year before Closing, if such value is not known, multiplied by (ii) the tax rates for the year of Closing, if known, or the rates for the year before Closing, if not known, with a subsequent cash adjustment of such proration to be made between Seller and Purchaser, if necessary, when the actual tax bills are issued. If any such charges, expenses, and income are unavailable at the precise Closing Date, then a readjustment of these items shall be made within 90 days after the Closing for all matters other than taxes, for which such period shall be 180 days after the Closing. With respect to any delinquent rentals or other amounts under the Tenant Leases, Purchaser will make a reasonable attempt (but shall not be obligated) to collect the same for Seller's benefit after the Closing in the usual course of the operation of the Property and such collection, if any, will be remitted as provided in this Section 5(g). Nothing contained herein shall operate (1) to require Purchaser to institute any lawsuit or other collection procedure to collect such delinquent amounts or (2) until the date that is sixty-one (61) days after the Closing Date, to permit Seller to pursue any such collection against any tenant that remains in occupancy at the Property; provided however in exercising its remedies against tenants as outlined in this sentence, Seller shall not seek or threaten to evict any tenant of the Property or to terminate any lease of such tenant. Any sums received by Purchaser or Seller from any tenants owing delinquent rentals or other amounts will first be applied to the then-current portion of such tenant's obligation and then to delinquent amounts owed with respect to the period before Closing; and, accordingly, each party shall promptly remit to the other the amounts to which it is entitled in this sentence (after deduction of reasonable, actual out-of-pocket expenses incurred in connection therewith). Purchaser agrees to pay or reimburse any third party finder's fees, commissions and the like payable with respect to any Tenant Leases that are executed after the expiration of the Feasibility Period and prior to the Closing Date. For avoidance of any doubt, any finder's fees, commissions and the like payable to Seller's property manager are expressly excluded from and shall not be paid or reimbursed by Purchaser pursuant to the immediately preceding sentence. At the Closing, Seller will pay to Purchaser in cash the amount of any refundable security deposits actually paid to or received by Seller under the Tenant Leases (and not as of the Closing Date returned to or forfeited by tenants under Tenant Leases) and any prepaid rentals actually paid to or received by Seller for periods subsequent to the Closing; provided, however, upfront cable premiums, non-refundable payments, deposits, or fees collected by Seller shall not be prorated. In making the prorations required by this Section 5, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Purchaser. The provisions of this Section 5(g) shall survive the Closing.

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(h)
Proration of Utilities. Utilities and other customarily prorated expenses, including but not limited to water, sewer, gas, electricity, trash removal and fire protection service, and any Service Contracts (other than management or leasing contracts (subject to the obligation of Purchaser to pay finder's fees and commissions as expressly provided in Section 5(g)), to the extent paid for by Seller or required to be paid for by Seller for a period after Closing, will be prorated as of the Closing Date. Other expenses relating to the Property up to the Closing Date and all periods prior thereto, including without limitation, all operating expenses, costs under Service Contracts, costs incurred or ordered by Seller or Seller's agents that are not to be transferred, and insurance and administrative expenses, will be paid for by Seller; it being understood and agreed that Purchaser shall not be liable therefor. Seller will not assign to Purchaser, and Purchaser will not be entitled to, any deposits held by any utility company or other company servicing the Property; but rather such deposits will be returned to Seller and Purchaser will arrange and bear all responsibility to arrange with all utility companies to have accounts styled in Purchaser's name beginning on the Closing Date. The provisions of this Section 5(h) shall survive the Closing.

(i)	At Closing, if required, Seller and Purchaser shall execute and acknowledge the notice required by Section 13.257 of the Texas Water Code.

(j)	At Closing, if required, Seller and Purchaser shall execute and acknowledge the appropriate notice required by Section 49.452 of the Texas Water Code.

6.	FEASIBILITY STUDY, INSPECTION, AND SERVICE CONTRACTS.

(a)
Feasibility Study. Purchaser is granted a license to enter upon the Property to conduct such nondestructive engineering and/or market and economic feasibility studies of the Property and a physical inspection of the Property, including studies or inspections to determine the existence of any environmental hazards or conditions as Purchaser deems necessary or advisable and for reviewing and copying those of the Submission Matters noted as to be provided on-site (collectively, the "Feasibility Study") during the period (the "Feasibility Period"), which commenced on June 15, 2015) under the terms of that certain Access and Due Diligence Agreement between the parties (the "Access Agreement")) and ending at 5:00 p.m., Central Time, on July 30, 2015. If this Contract remains in effect after expiration of the Feasibility Period, then Purchaser may continue the Feasibility Study until Closing. With Seller's permission, after Seller has received at least two full Business Days advance written notice of the intended date of entry (which request may be via email without requirement for additional form of delivery and which permission, unless promptly denied in writing, shall be deemed granted), Purchaser or its designated agents may enter upon the Property during normal business hours for purposes of analysis or other tests and inspections which may be deemed necessary by Purchaser for the Feasibility Study. Purchaser must be accompanied by Seller's manager for the Property or another designated representative of Seller (Jamie Solesbee), or have received Seller's written permission prior to entering upon the Property in connection with Purchaser's Feasibility Study; provided, however, Purchaser may not enter into any space leased by any tenant without being accompanied by Seller's manager for the Property or another designated representative of Seller (Jamie Solesbee). Seller agrees to make its manager or other representative reasonably available during normal business hours. Purchaser will not conduct physical or invasive testing or testing involving sampling (including, without limitation, any environmental testing other than a Phase I study) without notifying Seller of its requested tests, and obtaining the written consent of Seller. Before conducting any test or investigation involving physical disturbance, sampling

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or invasive testing of any portion of the Property, Purchaser shall provide Seller with a reasonably detailed testing plan outlining the tests Purchaser intends to perform. No such tests shall be conducted without Seller’s prior written approval of the testing plan and the specific test or investigation, which approval may be via email from Seller’s designated representative without requirement for additional form of delivery of notice. Purchaser will exercise commercially reasonable efforts to conduct or cause to be conducted all inspections and tests in a manner and at times that will not unreasonably interfere with any tenant's use and occupancy of the Property. Purchaser shall comply with all federal, state and local laws, rules, regulations and ordinances which might in any way relate to the Feasibility Study. If Purchaser determines, in its sole judgment, that the Property is not suitable for any reason for Purchaser's intended use or purpose, is not in satisfactory condition, or that Purchaser otherwise no longer desires to purchase the Property, then Purchaser may terminate this Contract by written notice to Seller prior to expiration of the Feasibility Period, in which case the Earnest Money (other than the Nonrefundable Deposit which will be paid to Seller) will be promptly returned to Purchaser, and neither party shall have any further right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination. If this Contract is not terminated in the manner and within the time provided in this Section 6(a), Purchaser's right to terminate this Contract pursuant to this Section 6(a) and any and all objections with respect to the Feasibility Study will be deemed to have been waived by Purchaser for all purposes. The Feasibility Study will be at Purchaser's expense.

(b)
Restoration of Property. Purchaser will, at its own expense, promptly repair any damage to the Property relating to or caused by the tests and inspections performed by Purchaser or any Purchaser Representative (defined below) under this Contract or the Access Agreement, free of any mechanic's or materialman's liens or other encumbrances arising out of any of the inspections or tests. Neither Purchaser nor any Purchaser Representative shall damage any part of the Property or any personal property owned or held by any tenant or third party. The obligations under this subparagraph shall survive for (a) three (3) months following any termination of this Contract with respect to any claim of Seller unrelated to a claim of a third party unaffiliated with Seller or Seller’s property manager, and (b) the applicable statute of limitations with respect to any claim of Seller relating to a claim made by a third party unaffiliated with Seller or Seller’s property manager; provided however that if Seller shall have provided written notice to Purchaser with reasonable detail of a specified claim for which Purchaser is responsible hereunder within the period provided in subsection (a) or (b), as applicable, then such period shall be extended until such claim is resolved.

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(c)
Indemnity and Release. Purchaser hereby indemnifies and holds Seller, Seller’s asset management company, Seller’s property management company, and their respective partners, shareholders, officers, members, directors, agents and employees (the "Seller Indemnified Parties") harmless from all claims, liabilities, damages, losses, costs, expenses (including, without limitation, court costs and reasonable attorneys’ fees but excluding punitive, special, consequential, or speculative damages), actions and causes of action arising out of or in any way relating to the Feasibility Study performed by Purchaser, its agents, independent contractors, and/or employees ("Purchaser Representatives"); provided, however, in no event shall Purchaser indemnify Seller or any Seller Indemnified Parties from any of the foregoing arising due to the negligence or fault of Seller or any Seller Indemnified Parties, or for existing conditions which are merely discovered by Purchaser or any the Purchaser’s Representatives. Purchaser further waives and releases any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against Seller for property damages or bodily and/or personal injuries to Purchaser, its agents, independent contractors, servants and/or employees arising out of the Feasibility Study or use in any manner of the Property other than Seller’s or its agents’, independent contractors’, and/or employees’ gross negligence or willful misconduct or Seller’s breach of this Contract. The provisions of this Section 6(c) shall survive the Closing or any termination of this Contract for (a) one (1) year following with respect to any claim of Seller unrelated to a claim of a third party unaffiliated with Seller or Seller’s property manager, and (b) the applicable statute of limitations with respect to any claim of Seller relating to a claim made by a third party unaffiliated with Seller or Seller’s property manager; provided however that if Seller shall have provided written notice to Purchaser with reasonable detail of a specified claim for which Purchaser is responsible hereunder within the period provided in subsection (a) or (b), as applicable, then such period shall be extended until such claim is resolved, and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Contract.

(d)
Required Insurance. Before and during the Feasibility Study, Purchaser and each Purchaser Representative conducting any Feasibility Study shall maintain workers’ compensation insurance in accordance with applicable law, and Purchaser, or the applicable Purchaser Representative conducting any Feasibility Study, shall maintain (i) commercial general liability insurance with limits of at least $3,000,000.00 per event for bodily or personal injury or death, (ii) property damage insurance in the amount of at least One Million Dollars ($1,000,000.00), and (iii) as to Purchaser only (and not any of Purchaser’s Representatives) contractual liability insurance with respect to Purchaser’s obligations under Section 6(c). Purchaser shall deliver to Seller evidence of such workers’ compensation insurance and a certificate evidencing the commercial general liability, property damage and contractual liability insurance before conducting any Feasibility Study on the Property. Each such insurance policy shall be written by a reputable insurance company having a rating of at least "A+:VII" by Best’s Rating Guide (or a comparable rating by a successor rating service), and shall be licensed to issue insurance in Texas. Such insurance policies shall name as additional insureds Seller, Seller’s lender and Winthrop Management, the current property manager.

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(e)	Intentionally omitted.

(f)
Service Contracts. During the Feasibility Period, Purchaser shall review all Service Contracts provided by Seller. Prior to the expiration of the Feasibility Period, Purchaser shall notify Seller in writing requesting termination of any or all of the terminable Service Contracts that Purchaser wishes to terminate (the "Terminated Service Contracts"); provided Purchaser will assume the obligations accruing and applicable to the period after the Closing Date under the Service Contracts which cannot be terminated by their terms or that require the payment of any penalty or premium in order to be terminated at Closing ("Non-terminable Contracts"). Within one (1) Business Day following receipt of any notice from Purchaser to Seller designating the Terminated Service Contracts, Seller shall send termination notices to the service providers of the Terminated Service Contracts (with a copy to Purchaser). Purchaser shall assume all Service Contracts other than the Terminated Service Contracts. Any termination fees due with respect to the Terminated Service Contracts shall be payable by Purchaser. On or prior to Closing, Seller shall terminate the existing property management and leasing agreement with Winthrop Management which shall not be considered a Service Contract for purposes of this Contract. For any Terminated Service Contracts where the delivery of the required notice results in the termination occurring after Closing, both Buyer and Seller shall instruct such service providers thereunder in writing that, effective as of the Closing Date, such service providers shall have no further rights to enter onto or access the Property for any purpose and shall not be obligated to deliver any services regardless of whether they are otherwise entitled to payment of their fees and other compensation under the applicable Terminated Service Contract after Closing.

7.	TITLE AND SURVEY REVIEW.

(a)
Title Review Period. Seller has delivered to Purchaser and Purchaser acknowledges receipt of (i) the following Commitment for Title Insurance with copies of all recorded instruments affecting the applicable portion of the Property and recited as exceptions in the Commitment for Title Insurance: Commitment No 3020-724461TX1 issued April 13, 2015 with regard Regency on the Green, North Richland Hills, Texas (the "Commitment") and (ii) a copy of the following: ALTA/ACSM Land Title Survey dated June 19, 2015 prepared by Marshall Lancaster TRPLS No 4873. At Closing, Purchaser shall reimburse Seller for the actual out-of-pocket amount paid by Seller to the surveyor for the Survey in the amount of $15,500 and the Purchaser will bear any cost to modify or change the Survey to include any items beyond the survey requirements of FREDDIE MAC and FANNIE MAE. If Purchaser has an objection to items disclosed in the Commitment or Survey, then Purchaser may give Seller written notice of its objections for a period of fifteen (15) days after the Effective Date but in no event later than five (5) days before the expiration of the Feasibility Period. If Purchaser gives timely written notice of its objections, then Seller may, but has no obligation to (except as expressly provided herein), cure those objections for a period of two (2) Business Days from the date Seller receives Purchaser's notice ("Seller's Cure Period"). Seller shall utilize reasonable diligence to cure any errors in the Commitment, provided Seller has no obligation to expend any money, to incur any contractual or other obligations, or to institute any litigation in pursuing its efforts, other than to remove at Closing (i) financing liens of an ascertainable amount created by, through, or under Seller, (ii) any exceptions or encumbrances to title which are created by, under or through Seller after the date of the Commitment without Purchaser’s prior written consent, and (iii) any

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objections that Seller has specifically agreed, in writing, to cure ("Mandatory Cure Matters"). If any objection is not satisfied during Seller's Cure Period, then Purchaser shall elect not later than two (2) Business Days after the expiration of Seller's Cure Period, but in any event no later than the expiration of the Feasibility Period, as its sole and exclusive remedy to either: (i) terminate this Contract, in which case the Earnest Money (other than the Nonrefundable Deposit which will be paid to Seller) shall be refunded to Purchaser, and neither party will have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations that survive termination; or (ii) waive the unsatisfied objection (which shall thereupon become a Permitted Exception) and proceed to Closing. Any exception to title not objected to by Purchaser in the manner and within the time period specified in this Section 7(a) shall be deemed accepted by Purchaser. The phrase "Permitted Exceptions" means those exceptions to title set forth in the Commitment or Survey and that have been accepted or deemed accepted by Purchaser, and that certain mineral deed in substantially the form attached hereto as Exhibit H. Any endorsement or amendment to the Owner's Title Policy, including the T19.1 endorsement must be identified and agreed to between Purchaser and the Title Company, prior to the expiration of the Feasibility Period and otherwise any endorsement or amendment to the Owner's Title Policy will not be a condition precedent to Closing and all endorsements and amendments will be at the sole cost and expense of the Purchaser.

(b)
Encumbrances. After the date of the Commitment, Seller will not intentionally or deliberately place on the Property any lien, encumbrance or other exception other than the Permitted Exceptions. If prior to the Closing Date, title to the Property becomes subject to any lien, encumbrance or other exception other than the Permitted Exceptions, matters consented to in writing by Purchaser, or matters created by, through or under Purchaser, and Seller elects not to discharge such lien or encumbrance, then Purchaser will have the right to terminate this Contract by written notice to Seller whereupon the Earnest Money will be returned to Purchaser and Purchaser shall have its rights under Section 11(b) (to the extent applicable due to failure to remove any Mandatory Cure Matter or a breach of the first sentence of this subsection (b)), and neither party will have any right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination. If Purchaser fails to so terminate, then Purchaser will be deemed to waive the exception (which will thereupon become one of the Permitted Exceptions) and proceed to Closing.

8.	SUBMISSION MATTERS.

(a)
Submission Matters. Seller has provided to Purchaser and Purchaser acknowledges receipt, whether by (i) delivery to Purchaser, (ii) availability at the Property, or (iii) availability on an electronic "war room" accessible to Purchaser, certain "Property Documents" described in the Access Agreement which for purposes of this Agreement shall be considered the "Submission Matters"). Purchaser and Seller both acknowledge Seller believes it has provided Purchaser what it believes to be the Submission Matters and, other than certain items previously requested, Purchaser is not aware of any additional Submission Matters for Seller to provide. If Seller discovers additional items or information which should have been included in the Submission Matters, Seller shall promptly provide such Submission Matters to Purchaser. If Purchaser has reason to believe there may be Submission Matters beyond those already provided by Seller, Purchaser shall make prompt request to Seller for such potential Submission Matters.

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(b)
Delivery, Accuracy and Reliance. Any failure of Seller to timely deliver or make available any of the Submission Matters will not extend the Feasibility Period beyond the period prescribed in Section 6(a) hereof, and Purchaser's sole and exclusive remedy on account of any such failure will be to terminate this Contract prior to the expiration of the Feasibility Period in accordance with the provisions of Section 6(a) and to receive the Earnest Money, excluding the Nonrefundable Deposit. Except as expressly provided in this Contract or in the Closing Documents, Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Submission Matters. Purchaser acknowledges that the Submission Matters will be provided for informational purposes only and shall not give Purchaser any cause of action against the person or entity preparing such reports, absent an agreement from such person or entity that Purchaser is entitled to rely on any such Submission Matters.

9.
BROKER'S FEE. Purchaser and Seller represent and warrant to each other that no real estate commissions, finders' fees, or brokers' fees have been or will be incurred in connection with the sale of the Property by Seller to Purchaser other than a commission payable by Seller to CBRE ("Broker") pursuant to a separate written agreement between Seller and Broker. Purchaser and Seller will indemnify, defend and hold each other harmless from any claim, liability, obligation, cost or expense (including attorneys' fees and expenses) for fees or commissions relating to Purchaser's purchase of the Property asserted against either party by any broker or other person (other than the Broker) claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party's acts. The provisions of this Section 9 shall survive the Closing or any termination of this Contract and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Contract.

10.	LIMITATION OF SELLER'S REPRESENTATIONS AND WARRANTIES.

(a)
AS IS. Purchaser acknowledges that except for any express warranties and representations contained in Section 9 and Section 13 of this Contract, or in any instrument, document or agreement to be delivered by Seller to Purchaser at Closing, Purchaser is not relying on any written, oral, implied, or other representations, statements, or warranties by Seller or any agent of Seller or any real estate broker or salesman. All previous written, oral, implied, or other statements, representations, warranties, or agreements, if any, are merged herein. Except as expressly set forth in Section 9 and Section 13 of this Contract, Seller will not have any liability to Purchaser, and, effective as of Closing, Purchaser shall release Seller from any liability (including, without limitation, contractual and/or statutory actions for contribution or indemnity), for, concerning, or regarding: (i) the nature and condition of the Property, including, without limitation, the suitability thereof for any activity or use; (ii) any improvements or substances located thereon; or (iii) the compliance of the Property with any laws, rules, ordinances, or regulations of any government or other body. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 9 AND SECTION 13 OF THIS CONTRACT, SELLER HAS NOT MADE, DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, ANY WARRANTIES, REPRESENTATIONS, COVENANTS OR GUARANTEES, EXPRESSED OR IMPLIED, OR ARISING BY OPERATION OF LAW, AS TO THE MERCHANTABILITY, HABITABILITY, QUANTITY, QUALITY, OR ENVIRONMENTAL CONDITION OF THE PROPERTY OR ITS SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. PURCHASER AFFIRMS THAT AS OF THE EXPIRATION OF THE FEASIBILITY PERIOD, IT WILL HAVE HAD ADEQUATE TIME TO: (i) INVESTIGATE AND INSPECT THE PROPERTY AND

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BECOME FAMILIAR AND SATISFY ITSELF WITH THE PHYSICAL CONDITION OF THE PROPERTY; AND (ii) MAKE ITS OWN DETERMINATION AS TO THE MERCHANTABILITY, QUANTITY, QUALITY, AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE POSSIBLE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES OR WASTE OR OTHER ENVIRONMENTAL CONTAMINATION AND THE PROPERTY'S SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. IN THE EVENT CLOSING OCCURS, PURCHASER HEREBY AGREES TO ACCEPT THE PROPERTY IN ITS PRESENT CONDITION (INCLUDING ENVIRONMENTAL CONDITIONS) ON AN "AS IS," "WHERE IS," AND "WITH ALL FAULTS" BASIS, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS CONTRACT OR ANY DOCUMENT DELIVERED BY SELLER AT CLOSING. PURCHASER FURTHER ACKNOWLEDGES THAT WITHOUT THIS ACCEPTANCE, THIS SALE WOULD NOT BE MADE AND THAT SELLER DOES NOT HAVE, AND WILL NOT UNDER ANY CIRCUMSTANCES HAVE, ANY OBLIGATION WHATSOEVER TO UNDERTAKE ANY REPAIR, ALTERATION, REMEDIATION, OR OTHER WORK OF ANY KIND WITH RESPECT TO ANY PORTION OF THE PROPERTY. IN THE EVENT CLOSING OCCURS, PURCHASER AND ITS SUCCESSORS AND ASSIGNS WILL HAVE, AND SHALL BE DEEMED TO HAVE, ASSUMED ALL RISK AND LIABILITY WITH RESPECT TO THE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES OR WASTE OR OTHER ENVIRONMENTAL CONTAMINATION ON OR WITHIN OR UNDER THE SURFACE OF THE PROPERTY, WHETHER KNOWN OR UNKNOWN, APPARENT, NON APPARENT OR LATENT, AND WHETHER EXISTING BEFORE, AT, OR AFTER THE TRANSFER OF THE PROPERTY. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 9 AND SECTION 13 OF THIS CONTRACT OR ANY DOCUMENT DELIVERED BY SELLER AT CLOSING, IN THE EVENT CLOSING OCCURS, PURCHASER AND ITS SUCCESSORS AND ASSIGNS WILL HAVE, AND SHALL BE DEEMED TO HAVE RELEASED SELLER OF AND FROM ANY AND ALL RESPONSIBILITY, LIABILITY, OBLIGATIONS, AND CLAIMS, KNOWN OR UNKNOWN, INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION TO TAKE THE PROPERTY BACK OR REDUCE THE PRICE, OR ACTIONS FOR CONTRIBUTION OR INDEMNITY, THAT PURCHASER OR ITS SUCCESSORS AND ASSIGNS MAY HAVE AGAINST SELLER (OR THAT MAY ARISE IN THE FUTURE), BASED IN WHOLE OR IN PART UPON THE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES OR WASTE OR OTHER ENVIRONMENTAL CONTAMINATION ON OR WITHIN OR UNDER THE SURFACE OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ALL RESPONSIBILITY, LIABILITY, OBLIGATIONS, AND CLAIMS THAT MAY ARISE UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT, AS AMENDED 42 U.S.C. § 9601 ET SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT, AS AMENDED, 42 U.S.C. § 6901 ET SEQ., THE OIL POLLUTION ACT, 33 U.S.C. § 2701 ET SEQ. AND THE TEXAS SOLID WASTE DISPOSAL ACT TEX. HEALTH & SAFETY CODE ANN. § 361 ET SEQ. PURCHASER FURTHER ACKNOWLEDGES THAT THE PROVISIONS OF THIS DISCLAIMER AND RELEASE HAVE BEEN FULLY EXPLAINED TO PURCHASER AND THAT PURCHASER FULLY UNDERSTANDS AND ACCEPTS SAME. THE PROVISIONS OF THIS DISCLAIMER AND RELEASE SURVIVE CLOSING.

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(b)
Construction Defects. Except as otherwise specifically stated in this Contract, Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any construction defects, errors or omissions or on account of any other construction-related conditions affecting the Property, as Purchaser is purchasing the Property AS IS, WHERE IS, and WITH ALL FAULTS. Purchaser or anyone claiming by, through or under Purchaser, hereby fully releases Seller, its employees, officers, directors, representatives, attorneys and agents from any claim, cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors or omissions or other construction-related conditions affecting the Property. Purchaser further acknowledges and agrees that this release will be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. This waiver and release of claims shall survive the Closing.

11.	DEFAULT.

(a)
Seller's Remedies. If Purchaser fails to perform its obligations pursuant to this Contract at or prior to Closing for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser's representations or warranties are breached in any material respect, and this failure or breach is not cured within three (3) Business Days after written notice from Seller to Purchaser (other than failure to close for any reason unrelated to a default by Seller, for which there shall be no notice or cure period), then Seller, as its SOLE and EXCLUSIVE remedy (except as provided in Sections 6(c) and 9), may (i) terminate this Contract and receive the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder, or (ii) waive Purchaser’s failure or breach and proceed to Closing. Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine, and the Earnest Money is a fair estimate of those damages and has been agreed to in an effort to cause the amount of damages to be certain. Notwithstanding anything in this Section 11(a) to the contrary, in the event of Purchaser's default or termination of this Contract, Seller shall have all remedies available at law or in equity if Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property other than as a result of Purchaser’s exercise of its remedies under subsection (b) hereof. If Closing is consummated, then Seller shall have all remedies available at law or in equity if Purchaser fails to perform any post-closing obligation of Purchaser under this Contract.

(b)
Purchaser's Remedies. If Seller fails to perform its obligations pursuant to this Contract for any reason except failure by Purchaser to perform hereunder, or if before Closing any one or more of Seller's representations or warranties are breached in any material respect, and this failure or breach is not cured within three (3) Business Days after written notice from Purchaser to Seller (other than failure to close for any reason unrelated to a default by Purchaser, for which there shall be no notice or cure period), then Purchaser may, as its SOLE and EXCLUSIVE remedy, either: (i) terminate this Contract by giving Seller timely written notice of its election before or at Closing and recover the Earnest Money and Purchaser’s Costs (defined below); (ii) enforce specific performance; or (iii) waive Seller's failure or breach and proceed to Closing. If Purchaser enforces specific performance of this Contract by Seller, Purchaser agrees that Purchaser shall be required to provide evidence that it has available the entire Sales Price in immediately available funds or commitments from its lenders, and that Purchaser shall accept whatever title to the Property in the form

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as of the date of the Commitment, subject to all liens, encumbrances and other matters affecting title to the Property (all of which shall be deemed Permitted Exceptions) without any reduction of the Sales Price, other than: (A) liens and encumbrances intentionally and deliberately placed by Seller on the Property after the date of the Commitment; (B) any liens granted by Seller under a deed of trust or other security instrument securing indebtedness of Seller; (C) unpaid taxes and special assessments for any years before the year of Closing; and (D) liens, encumbrances, and other matters that Seller is requested by Purchaser to cure or remove or bond against and that Seller expressly and unconditionally agrees in writing, in response to that request, to cure or remove or bond against (the matters described in items (A), (B), (C) and (D) are referred to herein as "Non-Permitted Liens"). In no event shall Seller be obligated to cure or remove or bond against any title defects, liens, encumbrances, or other matters affecting title, other than Non-Permitted Liens. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Contract if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten (10) Business Days following the scheduled Closing Date or, having given that notice, fails to file a lawsuit asserting the claim or cause of action in Tarrant County, Texas, within two (2) months following the scheduled Closing Date. Unless Purchaser in good faith either (1) disputes an allegation of Purchaser's default and promptly files suit for declaratory judgment or (2) alleges a Seller default that continues after the notice and cure period set forth above and timely files suit for specific performance and the action is pending, Purchaser may not place a lis pendens against all or any portion of the Property, and Purchaser hereby waives and releases any right it may have under applicable law to file any lis pendens. For purposes of this Contract, "Purchaser’s Costs" shall mean (1) the actual expenses incurred by Purchaser, not to exceed the aggregate sum of $75,000.00 paid or payable to (A) to Purchaser’s attorneys (including in-house attorneys) in connection with the negotiation of this Contract or the proposed purchase of the Property, (B) to third party consultants in connection with the performance of examinations, inspections and/or investigations of the Property or (C) to any potential lender in connection with any proposed financing of the Property, plus, (2) only in the event such Seller’s default or breach is an Intentional Default (as hereinafter defined) any non-refundable "rate lock" or "spread lock" deposits or fees paid not more than five (5) Business Days prior to the scheduled Closing Date in connection with any proposed financing of Purchaser (and with not less than 1 Business Day prior written notice thereof to Seller) not to exceed the aggregate sum of $456,400. For purposes of this Contract, "Intentional Default" means any one or more of the following: (A) fraud by Seller, or (B) Seller’s refusal to Close in accordance with the terms of this Contract, or (C) (1) a conveyance of the Property by Seller to another person or entity in violation of the terms of this Contract or (2) an intentional act of Seller that results in a monetary encumbrance or lien against the Property that Seller (x) does not bond or otherwise remove at or prior to Closing, or (y) does not certify in writing to Purchaser that, to Seller’s Knowledge, (i) such lien was filed in bad faith, or (ii) results from work performed at the direction of a tenant or other third party, or (iii) is otherwise invalid or improper. Purchaser's remedies shall be limited to those described in this Section 11(b). The provisions of this Section 11(b) shall survive the Closing or any termination of this Contract. If Closing is consummated, then Purchaser shall have the rights and remedies set forth in this Contract if Seller fails to perform any post-closing obligation of Seller under this Contract.

(c)	In no event or circumstance shall either party be entitled to any consequential or punitive damages.

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12.
ATTORNEYS' FEES. Any party to this Contract who is the prevailing party in any legal proceeding against the other party brought under or with respect to this Contract or transaction will be additionally entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.

13.
REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser, which representations and warranties will be deemed made by Seller to Purchaser as of the Effective Date and also as of the Closing Date, that:

(a)
Parties in Possession. To Seller's Knowledge (defined below), (i) there are no parties in possession of any portion of the Property except Seller and tenants under Tenant Leases, and (ii) the copies of the Tenant Leases that have been made available to Purchaser are the same Tenant Leases that Seller utilizes in the ordinary course of business with respect to the Property as of the date hereof.

(b)
Authority; Capacity. Seller has the partnership power and authority to sell and convey the Property as provided in this Contract and to carry out Seller's obligations hereunder, and that all requisite action necessary to authorize Seller to enter into this Contract and to carry out Seller's obligations hereunder has been taken. The execution, delivery and performance of this Contract by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. There is no agreement to which Seller is a party or, to Seller’s knowledge, that is binding on Seller which is in conflict with this Contract.

(c)
Notice of Violation. Except as attached hereto as Schedule 3, Seller has received no written notice (which remains uncured) claiming violation of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Land, Improvements or Personal Property.

(d)
Litigation. There is no action, suit, proceeding or claim affecting Seller or the Land, Improvements or Personal Property or any portion thereof relating to or arising out of the ownership, operation, use or occupancy of the Property for which Seller has received service of process that is pending or being prosecuted in any court or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

(e)
Condemnation. Seller has not received any written notice of any pending condemnation or similar proceeding affecting the Land, Improvements or Personal Property or any portion thereof and to Seller’s Knowledge, no such proceeding is pending or has been threatened in writing by an authority with the ability to condemn.

(f)	Not a Foreign Person. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(g)
No Terrorism. Seller is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any of those persons or entities.

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(h)
Rent Roll. The rent roll attached as Schedule 4 dated June 29, 2015 is the rent roll that Seller utilizes in the ordinary course of business with respect to the Property as of the date thereof ("Rent Roll").

(i)	Mineral Severance Agreement. Seller has provided to Purchaser true and correct copies of the Mineral Severance Agreement and any amendments or modifications thereto.

14.	LIMITATIONS ON LIABILITY.

(a)
Seller's Knowledge. As used in this Contract, "Seller's Knowledge" means the current actual knowledge of Pat Ragin, who is the asset manager of one of the equity owners of Seller, and Jamie Solesbee, who is the asset manager of one of the equity owners of Seller (collectively if one or more the "Seller Representative") without any investigation or inquiry and without regard to the knowledge of any former or other employees, agents or contractors of Seller. The Seller Representative shall not have any personal liability whatsoever for the representations made herein or for any other matters relating to this Contract. Purchaser acknowledges that the Seller Representative's current actual knowledge regarding the foregoing matters may be limited.

(b)
Survival Period. Subject to the provisions of Section 14(c), and notwithstanding anything else to the contrary contained in this Contract, in any exhibits attached hereto, or in any documents executed or to be executed at Closing or otherwise in connection herewith (collectively, the "Purchase Documents"), all of Seller's representations, warranties, covenants, undertakings, indemnities, and agreements contained in any of the Purchase Documents (collectively, "Seller's Undertakings") shall survive the Closing for a period of nine (9) months (the "Survival Period"). Purchaser acknowledges that it is a sophisticated purchaser who is familiar with the ownership and operation of real estate projects similar to the Property and Purchaser and Seller have negotiated and agreed upon the length of the Survival Period as an adequate period of time for Purchaser to discover any and all facts that could give rise to a claim or cause of action for a breach of a representation. Purchaser may bring an action against Seller on the breach of any Seller's Undertakings, but only if: (i) Purchaser first learns of the breach after Closing and files the action within the Survival Period and (ii) the damage to Purchaser on account of the breach (individually or when combined with damages from other breaches) equals or exceeds $30,000.00. Furthermore, Purchaser agrees that Seller's liability, however and whenever arising, whether based on or through, directly or indirectly, in whole or in part, any breach of Seller's Undertakings, at law or in equity, or any other claim or basis arising under the Purchase Documents or with respect to the Property, at law or in equity, shall not exceed, in the aggregate, 1.25% of the Sales Price ("Liability Cap"). Purchaser agrees that, with respect to any alleged breach of Seller's Undertakings discovered after the Survival Period, the maximum liability of Seller for all alleged breaches is limited to $100.00. The provisions of this Section 14(b) shall survive the Closing and, shall not apply to Seller’s obligations under Section 5(g), Section 5(h), or Section 9.

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(c)
Untrue Representation or Warranty. If any representation or warranty above is known by Purchaser before Closing to be untrue ("Untrue Representation or Warranty") and is not remedied by Seller before Closing, Purchaser may, as Purchaser's sole and exclusive remedy, either: (i) terminate this Contract whereupon the Earnest Money shall be refunded to Purchaser and neither party shall have any further rights or obligations under this Contract, other than as set forth in this Contract regarding rights or obligations that survive termination, or (ii) waive its objections and close the transaction, and the Untrue Representation or Warranty shall not survive the Closing.

15.
COVENANTS OF SELLER. From the Effective Date until Closing, Seller will (a) maintain the Property in its current state and condition, reasonable wear and tear and damage from casualty excepted, and otherwise manage and operate the Property in the ordinary course of business in accordance with Seller’s current management practices, (b) continue all insurance policies relative to the Property in full force and effect, (c) not remove any item of Personal Property from the Land or Improvements unless replaced by a comparable item of Personal Property, except for any dead landscaping, which Seller will have no obligation to replace, (d) perform, when due, all material obligations under any and all agreements relating to the Property and otherwise in accordance with applicable laws, ordinances, rules, and regulations, and (e) in the ordinary course of its operation of the Property, use commercially reasonable diligence to put all rental units of the Property that are vacated five or more days before Closing into a "rent ready" condition. The Sales Price shall be credited in an amount equal to $500 for each such unit that is not put into rent ready condition. There will not be any credit to the Sales Price for units vacated less than five days before Closing. In addition to the foregoing, from the Effective Date until Closing, Seller will conduct its leasing activities in the normal course of its business and in accordance with Seller's usual and customary leasing guidelines for the Property; provided however that under no circumstances may Seller enter into new Tenant Leases that are for initial terms of less than 6 months or greater than 24 months. Seller shall not amend, extend or enter into any contracts for goods and services affecting the Property without the approval of Purchaser, unless such contracts are terminable upon no more than thirty (30) days’ notice without payment of any penalty or fee or other payment. Additionally, Seller shall promptly (1) notify Purchaser in writing of any litigation, arbitration, condemnation or administrative hearing before any court or governmental agency concerning Seller or the Property for which Seller receives service of process or written notice after the Effective Date, other than eviction or forcible entry and detainer actions in the ordinary course of operations and if requested in writing, Seller shall provide Purchaser a list of any pending eviction or forcible entry and detainer actions, (2) upon Purchaser's written request, provide to Purchaser an updated Rent Roll in the same form previously provided, (4) provide to Purchaser copies of all notices given or received by Seller after Effective Date asserting any breach or default under the Service Contracts, and (5) copies of all written communications given or received by Seller from a governmental or quasi-governmental authority after the Effective Date relating to any potential hazardous materials/substances affecting the Property.

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16.
CONDEMNATION. If prior to the Closing Date condemnation proceedings are commenced against any portion of the Property, then Seller shall promptly notify Purchaser, and, if the condemnation affect a "material" portion of the Property, then at Purchaser’s option (to be exercised in writing not less than 20 days after receipt of Seller’s notice), this Contract will terminate and the Earnest Money (other than the Nonrefundable Deposit which will be paid to Seller) will be refunded to Purchaser and neither party will have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination. A "material portion of the Property" as used herein shall mean any taking that would reduce the value of the Property by more than $652,000, or would materially limit, restrict or impair access to or parking at the Property or the legal conforming status of the Property with applicable zoning laws. If prior to the Closing Date condemnation proceedings are commenced against less than a material portion of the Property, then this Contract will not terminate, but at Closing Seller will assign to Purchaser any condemnation award and the Sales Price will not be reduced. In the event Purchaser elects to terminate this Contract pursuant to this Section 16, Seller will have the option to terminate all the other Parallel Agreements. In addition, if Purchaser pursuant to any of the other Parallel Agreements elects to terminate any Parallel Agreement as a result of condemnation as provided in such Parallel Agreement, Seller will have the option to terminate this Contract and upon such termination, the Earnest Money (other than the Nonrefundable Deposit which will be paid to Seller) will be refunded to Purchaser and neither party will have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination.

17.
DAMAGE TO PROPERTY. Seller agrees to give Purchaser prompt notice of any fire or other casualty affecting the Land, the Improvements or the Personal Property between the Effective Date and the Closing. Purchaser or its designated agents may enter upon the Property from time to time during normal business hours and upon advance notice to Seller in accordance with this Contract for the purpose of inspecting any such casualty.

(a)
Material Casualty. If, before Closing, the Property is damaged by an insured fire or other casualty that (i) would cost $750,000.00 or more to repair or (ii) is not covered by Seller’s insurance and Seller is unwilling to agree to provide a credit against the Sales Price in the amount of the cost of such damage at Closing (a "Major Casualty"), then Purchaser may, at its option, elect to terminate this Contract by written notice to Seller within twenty (20) days after the date of Seller's notice to Purchaser of the casualty, in which case the Earnest Money (other than the Nonrefundable Deposit which will be paid to Seller) shall be refunded to Purchaser, and neither party shall have any further rights or obligations hereunder, other than as set forth herein with respect to rights and obligations that survive termination. If necessary, the Closing Date shall be postponed until Seller has given the notice to Purchaser required by this Section 17(a) and the period of twenty (20) days described in this Section 17(a) has expired. If the Closing Date of any Parallel Agreement is extended a result of casualty as provided in such Parallel Agreement, at the election of Seller, the Closing Date of this Contract will be extended to the same Closing Date of such extended Parallel Agreement. If Purchaser does not timely make its election to terminate this Contract pursuant to this Section 17(a), then the Closing shall take place as provided herein, the Sales Price shall be reduced by an amount equal to Seller's deductible under its insurance policies and any proceeds of insurance previously received by Seller with respect thereto, and Seller shall assign to Purchaser at the Closing all of Seller's interest in and to any casualty insurance proceeds that may be payable to Seller on account of the occurrence (with its insurer’s

Purchase and Sale Agreement 15233083_2	21

consent written thereto), including the proceeds of any business interruption or loss of rental insurance payable with respect to periods after the Closing Date. In the event Purchaser elects to terminate this Contract pursuant to this Section 17(a), Seller will have the option to terminate all the other Parallel Agreements. In addition, if Purchaser pursuant to any of the other Parallel Agreements elects to terminate any Parallel Agreement as a result of fire or casualty as provided in such Parallel Agreement, Seller will have the option to terminate this Contract and upon such termination, the Earnest Money (other than the Nonrefundable Deposit which will be paid to Seller) will be refunded to Purchaser and neither party will have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination.

(b)
Immaterial Casualty. If, before Closing, the Property is damaged by a fire or other casualty that is not a Major Casualty or is not covered by Seller’s insurance but Seller agrees to provide a credit against the Sales Price in the amount of the cost of such damage at Closing, then Purchaser may not terminate this Contract, and the Sales Price shall be reduced by an amount equal to Seller's deductible under its insurance policies and any proceeds of insurance previously received by Seller with respect thereto, and by the uninsured portion of the damage, and Seller shall assign to Purchaser at the Closing all of Seller's interest in and to any casualty insurance proceeds that may be payable to Seller on account of the occurrence (with its insurer’s consent written thereto), including the proceeds of any business interruption or loss of rental insurance payable with respect to periods after the Closing Date.

(c)	Amount of Damage. Seller and Purchaser both agree to use the Seller's insurance adjuster's assessment to determine the amount of damages.

(d)
Controlling Provision. The provisions of this Section 17 shall control, and be effective, notwithstanding the provisions of the Uniform Vendor and Purchaser Risk Act set forth in Section 5.007 of the Texas Property Code.

18.
REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller, which representations and warranties shall be deemed made by Purchaser to Seller as of the Effective Date and also as of the Closing Date:

(a)
Authority. Purchaser has the full right, power and authority to purchase the Property as provided in this Contract and to carry out Purchaser's obligations hereunder, and that all requisite action necessary to authorize Purchaser to enter into this Contract and to carry out Purchaser's obligations hereunder has been taken.

(b)
No Terrorism. Purchaser is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 25, 2001), and to Purchaser's knowledge does not engage in any dealings or transactions, and is not otherwise associated, with any of those persons or entities.

Notwithstanding anything herein to the contrary, any breach by Purchaser of any of the foregoing representations or warranties shall constitute a default by Purchaser hereunder, and Seller may thereupon, at its option, terminate this Contract by giving written notice thereof, in which event the Earnest Money will be paid to Seller as liquidated damages, and neither Purchaser nor Seller shall have any further rights or liabilities hereunder, except as otherwise provided herein.

Purchase and Sale Agreement 15233083_2	22

19.
ASSIGNMENT. Purchaser may not assign this Contract without Seller's prior written consent, such consent to be given or denied in Seller's sole and absolute discretion. Notwithstanding the foregoing, Purchaser may make a one-time assignment of this Contract to a title holding entity that is an affiliate of and controlled by Purchaser or Steadfast Apartment REIT, Inc. without Seller’s consent. Purchaser must notify Seller not less than five (5) Business Days before the Closing of any proposed assignment (which assignment shall be effective as of the Closing Date).

20.
NONREFUNDABLE CONSIDERATION. Contemporaneously with the execution and delivery of this Contract, Purchaser has delivered to Seller and Seller hereby acknowledges the receipt of a check in the amount of $100 ("Independent Contract Consideration"), which amount the parties bargained for and agreed to as consideration for Purchaser's exclusive right to inspect and purchase the Property pursuant to this Contract and for Seller's execution, delivery and performance of this Contract. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Contract, is nonrefundable, and it is fully earned and will be retained by Seller notwithstanding any other provision of this Contract.

21.
ANNOUNCEMENTS. After Closing, Seller and Purchaser, or either of them, may announce this transaction and provide additional information relevant to the announcement; however, neither party may announce the economic terms of this transaction, and neither the name of Ares nor the name of Wood Partners shall be mentioned without the prior written consent of Seller which may be withheld in Seller's sole and absolute discretion, and the name Steadfast shall not be mentioned without the prior written consent of Purchaser which may be withheld in Purchaser’s sole and absolute discretion.

22.	EFFECTIVE DATE. The "Effective Date" of this Contract shall be the date an original of this Contract (or original counterparts of this Contract) are executed by both Seller and Purchaser.

23.
NOTICE TO TENANTS. Within ten days after Closing, Purchaser shall deliver to each tenant of the Property a completed copy of the Tenant Notice Letter, providing an exact dollar amount of each tenant's security deposit. Purchaser hereby assumes all liability for all such security deposits that are transferred from Seller to Purchaser regardless of whether notice is given to the tenants of the Property in accordance with the provisions of this Section 23. Purchaser shall indemnify and defend Seller from and against all liability for such security deposits actually received by Purchaser (by credit against the Sales Price at Closing). The provisions of this Section 23 shall survive the Closing.

24.
NOTICE REGARDING POSSIBLE ANNEXATION. If the property that is the subject of this Contract is located outside the limits of a municipality, the property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the property for further information.

25.
WAIVER OF CONSUMER RIGHTS. Purchaser, after consultation with an attorney of its own selection (which counsel was not directly or indirectly identified, suggested or selected by Seller or any agent of Seller) hereby voluntarily waives its rights under the Deceptive Trade Practices - Consumer Protection Act (Section 17.41, et seq., Business and Commerce Code), a law that gives consumers special rights and protections. Purchaser hereby acknowledges to Seller that Purchaser and Seller are not in a significantly disparate bargaining position.

Purchase and Sale Agreement 15233083_2	23

26.
MUNICIPAL UTILITY DISTRICT NOTICE. If the Property is situated within a utility district subject to the provisions of the Texas Water Code, then, at or prior to the Closing, Seller shall give Purchaser the written notice required by the Texas Water Code, and Purchaser shall sign and acknowledge the notice to evidence receipt thereof.

27.	CONFIDENTIALITY.

(a)
Purchaser agrees that information gathered in connection with this Contract or the Access Agreement that is not generally known to the public (the "Confidential Information") shall be considered Confidential Information, and such Confidential Information shall be used by Purchaser and Purchaser Representative solely for the purpose of Purchaser’s evaluation of the evaluation of the economic, physical or environmental condition of the Property and/or the transaction contemplated under this Contract. Except as expressly permitted in this Section 27(a), neither Purchaser nor any Purchaser Representative shall reveal, disclose, disseminate, publish or communicate to any other persons, parties or entities any Confidential Information, without the prior written consent of Seller, which shall be given or withheld in Seller’s sole discretion, other than to Purchaser’s partners, employees, affiliates, agents, consultants, attorneys, engineers, licensees, prospective investors, and prospective lenders (and their consultants, agents, and attorneys) involved in this transaction who have agreed to preserve the confidentiality of such information as required hereby (collectively, "Permitted Outside Parties"). Purchaser shall be responsible for ensuring that any and all Permitted Outside Parties (and any other person for whom Purchaser has responsibility hereunder) complies with the provisions of this Section 27(a). Purchaser shall not divulge the contents of the Submission Materials or other Confidential Information except as required by law or in connection with a court order or other legal process. In permitting Purchaser and the Permitted Outside Parties to review the Submission Materials or any other Confidential Information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created. The provisions of this Section 27(a) shall survive the termination of this Contract. Purchaser shall not contact any tenant, occupant, leasing agent or property manager (other than on-site personnel) of the Property regarding the Property. Other than research of public records and databases, neither Purchaser nor any Purchaser Representative may communicate with any governmental authority or quasi-governmental authority or representative thereof (collectively "Governmental Authorities") concerning the Property; provided Purchaser and Purchaser's Representatives may contact Governmental Authorities solely with regard to the zoning, ad valorem tax assessments and other ad valorem tax matters, and compliance of the Property with licenses issued by any Governmental Authority, police and fire activity at the Property, and to request any outstanding citations or violations currently at issue with such Governmental Authorities; provided neither Purchaser nor any Purchaser Representative shall (a) request that any Governmental Authorities make any inspection of the Property regarding potential violations in the condition or operation of the Property which are not currently cited by such Governmental Authorities ("Potential Violations"), or (b) except as required by applicable law provide to any Governmental Authority any information received from other sources by Purchaser or such Purchaser Representative regarding any Potential Violation, or (c) make specific inquiry regarding or otherwise draw the attention of the Governmental Authority to a Potential Violation (provided, however, merely requesting information from the Governmental Authority regarding the existence of violations generally or the status of previously cited violations, without referencing any specific Potential

Purchase and Sale Agreement 15233083_2	24

Violation shall not be prohibited hereby), all without the prior written approval of Seller. Seller shall be provided an opportunity to attend any meeting with any Governmental Authorities regarding Potential Violations.

(b)	The provisions of this Section 27 shall survive the Closing of the termination of this Contract for a period of one year.

28.	MISCELLANEOUS.
(a)Notices. All notices, demands, requests, and other communications required or permitted under this Contract must be in writing and must be (i) personally delivered, (ii) deposited with a nationally recognized overnight courier for next Business Day delivery, charges prepaid, addressed to the addressee as set forth below, or (iii) sent by fax or email to the addressee's fax number or email address as set forth below (with additional copy sent by overnight courier). These communications will be deemed to be delivered when actually received by fax or personal delivery or, if earlier and regardless whether actually received or not, upon deposit with the overnight courier as set forth above. Each party's address is as follows:

If to Seller:	c/o Wood Partners 3715 Northside Pkwy NW, Suite 4-600 Atlanta GA 30327 Attention: Curtis W. Walker Phone: (404) 965-9947 Fax: (770) 984-9375 Email: curtisw@woodpartners.com
With a copy to:	Ares Management LLC 3340 Peachtree Road NE, Suite 1660 Atlanta, Georgia 30326 Attn: Howard C. Huang Phone: 678-538-1919 Email: hhuang@aresmgmt.com
With additional copy to:	Haynes and Boone, LLP 2323 Victory Avenue, Suite 700 Dallas, Texas 75219 Attn: Richard K. Martin Phone: 214-651-5508 Fax: 214-200-0740 E-mail: rick.martin@haynesboone.com
If to Purchaser:	Steadfast Asset Holdings, Inc. 18100 Von Karman, Suite 500 Irvine, CA 92612 Attn: Ana Marie del Rio Phone: 949.852.0700 Fax: 949.852.0143 E-Mail: AnaMarie.delRio@Steadfastco.com
With a copy to:	Garrett DeFrenza Stiepel Ryder LLP 3200 Bristol Street, Suite 850 Costa Mesa, CA 92626-1808 Attn: Marcello F. De Frenza Email: mdefrenza@gdsrlaw.com Phone: (714) 384-4302 Fax: (714) 384-4320

Purchase and Sale Agreement 15233083_2	25

(b)
Exculpation; Limitation of Liability. Notwithstanding anything to the contrary in this Contract or any document executed in connection with the Closing, neither Seller's nor Purchaser's direct or indirect shareholders, partners, members, beneficiaries and owners, nor their respective trustees, officers, directors, employees, agents, security holders, partners, members, managers or advisors, assume any personal liability for any obligations entered into on behalf of Purchaser or Seller under this Contract or any document executed in connection with the Closing, and their respective individual assets shall not be subject to any claims of any person relating to such obligations. In no event shall either Seller or Purchaser be liable to the other for any consequential, exemplary or punitive damages in respect of any claim arising under this Contract or any document executed in connection with the Closing. Moreover, after Closing, Seller's liability however and whenever arising, whether based on or through, directly or indirectly, in whole or in part, any failure, breach, agreement, representation, warranty, covenant or indemnification provided herein, at law or in equity or any other claim or basis arising under this Contract, at law, or in equity, shall not exceed, in the aggregate, the Liability Cap except that said Liability Cap shall not apply with respect to Seller’s obligations under Section 5(g), Section 5(h), or Section 9. Purchaser shall not have any right to pursue or recover, to any extent, from Seller at any time after Closing in connection with this Contract, any document executed in connection with the Closing, or the transactions contemplated hereby or thereby, an amount, in the aggregate, from Seller in excess of the Liability Cap except as set forth in the previous sentence. The provisions of this Section 28(b) shall survive the Closing or any termination of this Contract.

(c)
Entire Agreement. This Contract constitutes the entire agreement between Seller and Purchaser regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Contract, no representations, warranties or agreements have been made by Seller or Purchaser to the other with respect to this Contract or the obligations of Seller or Purchaser in connection therewith.Amendments. This Contract may not be amended except by instrument in writing signed by Seller and Purchaser Tenant.

(e)
Governing Law. This Contract will be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Tarrant County, Texas.

(f)
Successors and Assigns. This Contract will be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

(g)
Severability. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision hereof, and this Contract will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there will be automatically added to this Contract a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(h)	Time. Time is of the essence with this Contract.

Purchase and Sale Agreement 15233083_2	26

(i)
References. All references to "Sections" contained in this Contract are, unless specifically indicated otherwise, references to articles, sections, subsections, and paragraphs of this Contract. Whenever in this Contract the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. All references to "Exhibits" and "Schedules" are, unless specifically indicated otherwise, references to exhibits, schedules, and attachments to this Contract, which are incorporated into this Contract by each reference.

(j)
Broker Notice. In accordance with the requirements of the Texas Real Estate License Act, Purchaser is hereby advised by Broker that (i) Purchaser should be furnished with or obtain a policy of title insurance or have the abstract covering the Property examined by any attorney of its own selection, and (ii) unless otherwise agreed to in writing by the parties hereto, Broker is being paid by Seller and is representing Seller in this transaction.

(k)
Counterparts. The parties may execute this Contract in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. A facsimile or electronic mail transmission shall be binding on the party or parties whose signatures appear thereon. If so executed, each counterpart is to be deemed an original for all purposes, and all counterparts shall, collectively, constitute one agreement, but in making proof of this Contract, it shall not be necessary to produce or account for more than one counterpart.

(l)
Rule of Construction. The parties hereto acknowledge that the parties and their respective counsel have each reviewed and revised this Contract, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto.

(m)
Business Day. "Business Day" means a date that is not a Saturday, Sunday or holiday observed by federally chartered banks in the State of Texas. Whenever any determination is to be made or action to be taken on a date specified in this Contract, if the date falls upon a date that is not a Business Day, the date for the determination or action shall be extended to the first Business Day immediately thereafter.

(n)
Jury Trial Waiver. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR PURCHASER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS CONTRACT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH HEREBY REPRESENTS AND WARRANTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS CONTRACT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OF ITS OWN FREE WILL, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS CONTRACT.

Purchase and Sale Agreement 15233083_2	27

(o)	Effectiveness. This Contract is not effective unless an original of this Contract is (or original counterparts of this Contract are) executed by Seller and Purchaser.

(p)	Exhibits. Purchaser and Seller agree to the terms of each Exhibit to this Contract, a list of which follows.

Exhibit A	- Description of Land
Exhibit B	- Special Warranty Deed
Exhibit C	- Bill of Sale
Exhibit D	- Assignment and Assumption Agreement
Exhibit E	- Assignment of Tenant Leases and Assumption
Exhibit F	- Tenant Notice Letter
Exhibit G	- Owner Affidavit
Exhibit H	- Mineral Severance Deed
Schedule 1	- Personal Property
Schedule 2	- Service Contracts
Schedule 3	- Notice of Violations
Schedule 4	- Rent Roll

29.
RECORD ACCESS AND RETENTION. To the extent that (a) such has not previously been provided by Seller to Purchaser or (b) is not otherwise in Purchaser's possession or control, Seller shall promptly provide to Purchaser (at Purchaser’s expense) or Purchaser’s auditor copies of, or shall provide Purchaser or Purchaser’s auditor reasonable access to, such financial and other factual information as may be reasonably requested by Purchaser or Purchaser’s auditor, and in the possession or control of Seller, to enable Purchaser’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the operating statements and income and expenses of the Property for the year to date of the year in which Closing occurs plus the two (2) immediately preceding calendar years. Seller shall reasonably cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. Seller shall maintain its records for use under this Section 29 for a period of not less than two (2) years after the Closing Date. The provisions of this Section 29 shall survive Closing for two years.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

Purchase and Sale Agreement 15233083_2	28

EXECUTED on the dates set forth below to be effective as of the Effective Date.

SELLER:

AP WP GREEN REIT LLC, a Delaware limited liability company

By: AP WP Texas MF LLC, a Delaware limited liability company, its Manager

By:	/s/ Howard C. Huang
Name:	Howard C. Huang
Title:	Vice President
Date signed: June 29, 2015

Contract for Purchase and Sale
Joinder Page

PURCHASER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Vice President

Date signed: June 29, 2015

Contract for Purchase and Sale
Joinder Page

JOINDER BY THE TITLE COMPANY

First American Title Insurance Company, referred to in this Contract as the "Title Company," hereby acknowledges that it received this Contract executed by Seller and Purchaser on June 29, 2015, and accepts the obligations of the Title Company as set forth herein. The Title Company shall notify Seller and Purchaser when the Title Company receives the Initial Earnest Money and, if applicable, the Additional Earnest Money and Extension Deposit. The Title Company hereby agrees to hold and distribute the Earnest Money and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Contract. The Title Company hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code. The Title Company will not be a necessary party to any amendment of this Contract that does not increase the Title Company's obligations or liabilities hereunder.

First American Title Insurance Company

By:	/s/ Stephen Farber
Name:	Stephen Farber
Title:	VP

Date signed: June 31, 2015

Contract for Purchase and Sale	Schedule-0

EXHIBIT A
to
Contract for Purchase and Sale

PROPERTY DESCRIPTION

PARCEL 3: (Villas On The Green)

TRACT 1: (Fee Simple)

BEING Lot 2R1, Block 2, Walker Branch Addition, an Addition to the City of North Richland Hills, Tarrant County, Texas according to the Plat recorded in Cabinet A, Slide 4001, Plat Records, Tarrant County, Texas, and being described as follows:

BEGINNING at a 1/2 inch iron pin set in the West line of Lot 3R, Block 2, Walker Branch Addition, an Addition to the City of North Richland Hills, Tarrant County, Texas according to plat recorded in Cabinet A, Slide 2941, Plat Records, Tarrant County, Texas for the Northeast corner of tract being described, from which a 3/8 inch iron pin found bears 1.24 feet North 05 degrees 50 minutes 46 seconds East, said point being the Northeast corner of said Lot 2, Block 2, Walker Branch Addition and the most East Southeast corner of Lot 1, Block 2, Walker Branch Addition, an Addition to the City of North Richland Hills, Tarrant County, Texas according to plat recorded in Volume 388-154, Page 22, Plat Records, Tarrant County, Texas;

THENCE South 00 degrees 05 minutes 25 seconds East 637.07 feet along the common line between said Lot 2, Block 2, Walker Branch Addition and Lot 3R, Block 2, Walker Branch Addition to a capped iron pin (MOAK) found for the most Easterly Southeast corner of tract being described;

THENCE South 44 degrees 35 minutes 14 seconds West 629.93 feet to a capped iron pin (MOAK) found for corner;

THENCE South 30 degrees 08 minutes 33 seconds East 148.58 feet to a capped iron pin (MOAK) found for the beginning of a curve to the left with a radius of 903.44 feet;

THENCE Southeasterly along said curve to the left a distance of 239.81 feet to a capped iron pin (MOAK) found in the Northerly R.O.W. line of State Highway No. 26, whose chord bears South 37 degrees 44 minutes 48 seconds East 239.11 feet;

THENCE South 44 degrees 38 minutes 56 seconds West 354.02 feet along said R.O.W. line of State Highway No. 26 to a 5/8 inch iron pin found in the Easterly R.O.W. line of Emerald Hills Way for the Southwest corner of tract being described, said point being located in a curve to the right with a radius of 1257.44 feet;

THENCE Northwesterly along the East R.O.W. line of Emerald Hills Way and curve to the right 323.78 feet to a 5/8 inch iron pin found for the end of said curve, whose chord bears North 37 degrees 44 minutes 48 seconds West 322.80 feet;

THENCE North 30 degrees 08 minutes 33 seconds West 118.04 feet and continuing along the East R.O.W. line of Emerald Hills Way to a 5/8 inch iron pin found for the beginning of a curve to the right with a radius of 940.33 feet;

THENCE Northwesterly along the East R.O.W. line of Emerald Hills Way and curve to the right 492.36 feet to a 5/8 inch iron pin found for the end of said curve, whose chord bears North 15 degrees 08 minutes 32 seconds West 486.76 feet said point also being the beginning of a curve to the left with a radius of 545.00 feet;

THENCE Northwesterly along said East R.O.W. line of Emerald Hills Way and curve to the left 142.66 feet to a 5/8 inch iron pin found for the Northwest corner of tract being described, whose chord bears North 07 degrees 38 minutes 28 seconds West 142.26 feet, said point also being the Southwest corner of Lot 1, Block 2, said Walker Branch Addition;

THENCE North 74 degrees 51 minutes 27 seconds East 90.00 feet along the common line between Lots 1 and 2, Block 2, said Walker Branch Addition to a 5/8 inch iron pin found for corner, said point being located in a curve to the right with a radius of 600.76 feet;

Purchase and Sale Agreement	A-1

THENCE North 27 degrees 54 minutes 35 seconds East 156.11 feet and continuing along the common line between said Lots 1 and 2, Block 2, Walker Branch Addition to a 5/8 inch iron pin found for the beginning of a curve to the right with a radius of 275.00 feet;

THENCE Northeasterly along the common line between said Lots 1 and 2, Block 2, Walker Branch Addition and curve to the right 383.97 feet to a 5/8 inch iron pin found for the end of said curve, whose chord bears North 67 degrees 54 minutes 35 seconds East 353.53 feet, said point also being the beginning of a curve to the left with a radius of 1104.90 feet;

THENCE Southeasterly along the common line between said Lots 1 and 2, Block 2, Walker Branch Addition and said curve to the left 347.11 feet to the POINT OF BEGINNING, whose chord bears South 81 degrees 05 minutes 26 seconds East 345.68 feet and containing 22.245 acres of land, more or less.

TRACT 2: (Easement Estate)

Easement Estate created by Drainage Easement executed by Steven R. Hester to Western Rim Investors 1997-2, L.P., dated September 5, 1997, recorded in Volume 12899, Document No. 0113, Tarrant County Records, Tarrant County, Texas, and being described as follows:

BEING a portion of Lot 2, Block 2, Walker Branch Addition, an Addition to the City of North Richland Hills, Tarrant County, Texas according to plat recorded in Volume 388-154, Page 22, Plat Records, Tarrant County, Texas and being described as follows:

BEGINNING at a point located 470.44 feet North 44 degrees 41 minutes 49 seconds East and 360.00 feet North 45 degrees 18 minutes 11 seconds West from the Southwest corner of said Lot 2, Block 2, Walker Branch Addition for the Southeast corner of tract being described;

THENCE South 44 degrees 41 minutes 49 seconds West 75.46 feet to a point for the Southwest corner of tract being described;

THENCE North 30 degrees 01 minute 29 seconds West 20.73 feet to a point for the Northwest corner of tract being described;

THENCE North 44 degrees 41 minutes 49 seconds East 70.00 feet to a point for the Northeast corner of tract being described;

THENCE South 45 degrees 18 minutes 11 seconds East 20.00 feet to the POINT OF BEGINNING and CONTAINING 1,454.63 square feet of land, more or less.

TRACT 3: (Easement Estate)

Easement Estate created by Drainage Easement executed by Steven R. Hester to Western Rim Investors 997-2, L.P., dated September 5, 1997, recorded in Volume 12899, Document No. 0115, Tarrant County Records, Tarrant County, Texas, and being described as follows:

BEING a portion of Lot 2, Block 2, Walker Branch Addition, an Addition to the City of North Richland Hills, Tarrant County, Texas, according to plat recorded in Volume 388-154, Page 22, Plat Records, Tarrant County, Texas and being described as follows:

BEGINNING at a point located in the Northerly R.O.W. line of State Highway No. 26, (Grapevine Highway) for the Southwest corner of tract being described, and being located 354.00 feet North 44 degrees 41 minutes 49 seconds East from the Southwest corner of said Lot 2, Block 2, Walker Branch Addition, said point also being the beginning of a curve to the right with a radius of 903.44 feet;

Purchase and Sale Agreement	A-2

Purchase and Sale Agreement	A-3

EXHIBIT B
to
Contract of Sale

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF ___________]	§

That AP WP GREEN REIT LLC, a Delaware limited liability company ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by _______________, a _______________, whose address is _____________________ (hereinafter, whether one or more, referred to as "Grantee"), the receipt and sufficiency of which are hereby acknowledged and confessed, and subject to the exceptions, liens, encumbrances, terms and provisions to conveyance and warranty hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in Tarrant County, Texas, described on Exhibit A, which is attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and together with all buildings and improvements located thereon and any right, title, and interest of Grantor in and to adjacent streets, alleys, strips, gores, and rights-of-way (such land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements, and interests being hereinafter referred to as the "Property").

This conveyance is made and accepted subject and subordinate to all easements, restrictions, rights, reservations, encumbrances and other matters (the "Permitted Encumbrances") set forth on Exhibit B, which is attached hereto and made a part hereof for all purposes.

TO HAVE AND TO HOLD the Property, subject to the Permitted Encumbrances, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, except as to the Permitted Encumbrances, by, through or under Grantor, but not otherwise.

Grantee, by its acceptance hereof, hereby assumes and agrees to pay any and all standby fees, taxes, and assessments by any taxing authority for the calendar year 2015, and subsequent years.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGES FOLLOW.

Purchase and Sale Agreement	B-1

EXECUTED by the undersigned on this ___ day of ________________, 20__, to be effective upon delivery.

GRANTOR:

AP WP ______________ REIT LLC, a Delaware limited liability company

By: AP WP Texas MF LLC, a Delaware limited liability company, its Manager

By: _______________
Name: _____________
Title: _______________
Date signed:

STATE OF TEXAS	§
§
COUNTY OF _______	§

This instrument was acknowledged before me on this ______ day of __________________, 20___, by __________________, _____________________ of ___________________________, a ______________________, on behalf of said _____________________.

__________________________________
Notary Public in and for the State of Texas

(SEAL)

Purchase and Sale Agreement	B-2

EXHIBIT A
to
Special Warranty Deed

PROPERTY DESCRIPTION

Purchase and Sale Agreement	B-3

EXHIBIT B
to
Special Warranty Deed

PERMITTED ENCUMBRANCES

Purchase and Sale Agreement	B-4

EXHIBIT C
to
Contract for Purchase and Sale

BILL OF SALE

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF ___________	§

AP WP GREEN REIT LLC, a Delaware limited liability company ("Seller"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by __________, a __________ ("Purchaser"), the receipt of which is hereby acknowledged, has bargained, sold, delivered and assigned, and by these presents does bargain, sell, deliver and assign, unto Purchaser all equipment, fixtures, appliances, inventory and other tangible personal property of whatever kind or character owned by Seller and attached to or installed or located on or in that certain real property situated in Tarrant County, Texas, and the improvements situated thereon, such tract of land being described on Exhibit A, attached hereto and made a part hereof for all purposes, including, but not limited to, furniture, furnishings, drapes and floor coverings, office equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment and the items described on Schedule 1 attached hereto and made a part hereof (collectively, the "Property").

Seller has executed this Bill of Sale and BARGAINED, SOLD, DELIVERED and ASSIGNED the Property and Purchaser has accepted this Bill of Sale and purchased the Property AS IS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE TEXAS UNIFORM COMMERCIAL CODE OR ANY OTHER LAW.

Subject to the matters set forth herein, Seller does hereby bind itself, its successors and assigns, to forever warrant and defend title to the Property unto Purchaser, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Seller, but not otherwise. The sale, delivery and assignment of the Property is, however, subject to "Permitted Encumbrances" to which that certain Special Warranty Deed ("Deed") of even date herewith from Seller to Purchaser conveying the tract of land described on Exhibit A hereto is made subject as fully as if and for all purposes as if the Property were included and described in the Deed.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

Purchase and Sale Agreement	C-1

EXECUTED by the undersigned on the date set forth below, to be effective upon delivery. The reference date for this Bill of Sale is __________, 20___.

SELLER:

AP WP ______________ REIT LLC, a Delaware limited liability company

By: AP WP Texas MF LLC, a Delaware limited liability company, its Manager

By: _______________
Name: _____________
Title: _______________

Date signed:

Purchase and Sale Agreement	C-2

EXHIBIT A
to
Bill of Sale

PROPERTY DESCRIPTION

Purchase and Sale Agreement	C-3

Schedule 1
List of Personal Property

Purchase and Sale Agreement	C-4

EXHIBIT D
to
Contract for Purchase and Sale

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into as of __________, 20___, by and between AP WP GREEN REIT LLC, a Delaware limited liability company ("Assignor") and _______________, a _______________ ("Assignee").

RECITALS:

WHEREAS, concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee by Special Warranty Deed that certain real property, with the improvements located thereon, situated in Tarrant County, Texas (the "Property") and being more particularly described on Exhibit A, which is attached hereto and made a part hereof for all purposes; and

WHEREAS, Assignee desires to purchase from Assignor, and Assignor desires to sell and assign to Assignee, certain intangible personal property.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of TEN DOLLARS ($10.00) and other good and valuable consideration on this day paid and delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER, DELIVER and CONVEY unto Assignee, its successors and assigns, the following properties (collectively, the "Assigned Properties"): [TO BE CONFORMED TO SECTION 1 OF PSA PRIOR FOR CLOSING]

1.	The trade name and all trademarks, if any, to the extent assignable, telephone exchanges and the business and goodwill of Assignor in connection with the Property,

2.
All assignable warranties and guarantees (express or implied) issued in connection with, or arising out of (a) the purchase and repair of all furniture, fixtures, equipment, inventory, and other tangible personal property owned by Assignor and attached to and located in or used in connection with the Property; or (b) the construction of any of the improvements located on the Property.

3.	All assignable bonds, licenses, certificates, permits, plans and specifications relating to the operation of the Property or any of the improvements located thereon, or both.

4.	All leasing materials and brochures, ledger cards, leasing records, leasing applications, tenant credit reports and maintenance and operating records.

5.	All of Assignor's rights in the service contracts (the "Service Contracts") described on Exhibit B, which is attached hereto and incorporated herein by reference.
By accepting this Assignment and by its execution hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants, and conditions of the Assigned Properties on the part of Assignor therein required to be performed, from and after the date hereof, but not prior thereto.

Purchase and Sale Agreement	D-1

Subject to any limitations on damages contained in that certain Purchase and Sale Agreement between Assignor and Steadfast Asset Holdings, Inc., a California corporation ("Original Purchaser") dated as of June 29, 2015 (as amended and as assigned by Original Purchaser to Assignee, the "Contract"), Assignor agrees that it shall indemnify and hold harmless Assignee from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Assignee as a result of claims or causes of action being brought against Assignee, as Assignor's successor in interest to the Assigned Properties, arising out of or relating to the Assigned Properties and the obligations of Assignor thereunder accruing prior to the date hereof. Assignee agrees that it shall indemnify and hold harmless Assignor from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Assignor as a result of claims or causes of action being brought against Assignor arising out of or relating to the Assigned Properties and the obligations of Assignee thereunder accruing after the date hereof.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns.

This Assignment may be executed in identical counterparts, all of which, when taken together, will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

Purchase and Sale Agreement	D-2

EXECUTED by the undersigned on the dates set forth below, to be effective upon delivery. The date first above written is for reference purposes only.

ASSIGNOR:

AP WP GREEN REIT LLC, a Delaware limited liability company

By: AP WP Texas MF LLC, a Delaware limited liability company, its Manager

By: _______________
Name: _____________
Title: _______________

Date signed:

ASSIGNEE:

,
a

By:
Name:
Title:

Date signed:

Exhibit A - Property Description
Exhibit B - List of Service Contracts

Purchase and Sale Agreement	D-3

EXHIBIT A
to
Assignment and Assumption Agreement

PROPERTY DESCRIPTION

Purchase and Sale Agreement	D-4

EXHIBIT B
to
Assignment and Assumption Agreement

LIST OF SERVICE CONTRACTS

Purchase and Sale Agreement	D-5

EXHIBIT E
to
Contract for Purchase and Sale

ASSIGNMENT OF TENANT LEASES AND ASSUMPTION

This ASSIGNMENT OF TENANT LEASES AND ASSUMPTION (this "Assignment") is made and entered into as of __________, 20___, by and between AP WP GREEN REIT LLC, a Delaware limited liability company ("Assignor") and _______________, a _______________ ("Assignee").

AGREEMENTS:

Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby GRANTS, TRANSFERS and ASSIGNS to the Assignee all of Assignor's right, title and interest in and to any and all leases, franchises, licenses, occupancy agreements, or other similar agreements (hereinafter called the "Leases," whether one or more), demising space in or otherwise relating to the improvements now existing on the land described on Exhibit A, attached hereto and made a part hereof (collectively, the land with improvements are referred to herein collectively as the "Premises"); and (ii) all security deposits held by Assignor to the extent Assignee has received a credit therefor from Assignor as of the date hereof (collectively the items described in (i) and (ii) above are referred to herein collectively as the "Property").

TO HAVE AND TO HOLD the Property, together with all and singular the rights, titles, and interests thereto in anywise belonging, to Assignee, its successors and assigns forever, subject to the "Permitted Encumbrances" to which that certain Special Warranty Deed ("Deed") of even date herewith from Assignor to Assignee conveying the tract of land described on Exhibit A hereto is made subject as fully as if and for all purposes as if the Property were included and described in the Deed.

Assignor has executed this Assignment and has GRANTED, TRANSFERRED and ASSIGNED the Property and Assignee has accepted this Assignment and purchased the Property AS IS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED OR STATUTORY, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE TEXAS UNIFORM COMMERCIAL CODE OR ANY OTHER LAW.

Assignee hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor in connection with the Property arising or accruing on or after the date hereof, and agrees to indemnify and hold Assignor harmless from and against any claims, costs or liabilities in connection therewith arising or accruing on or after the date hereof. Subject to any limitations on damages contained in that certain Purchase and Sale Agreement between Assignor and Steadfast Asset Holdings, Inc. ("Original Purchaser") dated June 29, 2015 (as amended and as assigned by Original Purchaser to Assignee, the "Contract"), Assignor agrees to indemnify and hold Assignee harmless from and against any claims, costs or liabilities in connection with the Property arising or accruing after December 29, 2010 until (but not including) the date hereof.

Purchase and Sale Agreement	E-1

EXECUTED by the undersigned on the dates set forth below, to be effective upon delivery. The date first above written is for reference purposes only.

ASSIGNOR:

AP WP GREEN REIT LLC, a Delaware limited liability company

By: AP WP Texas MF LLC, a Delaware limited liability company, its Manager

By: _______________
Name: _____________
Title: _______________

Date signed:

ASSIGNEE:

,
a

By:
Name:
Title:

Date signed:
Exhibit A - Property Description

Purchase and Sale Agreement	E-2

EXHIBIT A
to
Assignment of Tenant Leases and Assumption

PROPERTY DESCRIPTION

Purchase and Sale Agreement	E-3

EXHIBIT F
to
Contract for Purchase and Sale

TENANT NOTICE LETTER

________________________
Apartment No. __________
________________________

NOTICE OF CHANGE OF OWNERSHIP

Re:	Notice of Change of Ownership of [Name of Project], [City], Texas (the "Property")

Dear Resident:

For the purposes of complying with Section 92.105 of the Texas Property Code, you are hereby notified as follows:

1.	That as of the date hereof AP WP GREEN REIT LLC, a Delaware limited liability company, has transferred, sold, assigned, and conveyed the Property to _______________ (the "New Owner").

2.
The New Owner has received is, as of the date hereof, responsible for your tenant security deposit and/or pet deposit in the aggregate amount of $__________ with respect to your leased premises at the Property.

3.
Future rental payments with respect to your leased premises at the Property should be made to the New Owner by delivering to the on-site manager of the Property a check or money order payable to the order of _________________________________________________________________.

Very truly yours,

NEW OWNER:

,
a

By:
Name:
Title:

Purchase and Sale Agreement	F-1

Notice of Change of Ownership

TRANSFER ACKNOWLEDGED:

AP WP GREEN REIT LLC, a Delaware limited liability company

By: AP WP Texas MF LLC, a Delaware limited liability company, its Manager

By: _______________
Name: _____________
Title: _______________

Date signed:

Purchase and Sale Agreement	F-2

EXHIBIT G
to
Contract for Purchase and Sale

AFFIDAVIT AS TO DEBTS, LIENS,
AND POSSESSION

FILE NO.:    __________________________

PROPERTY:     See Exhibit A attached hereto and incorporated herein by reference.

STATE OF TEXAS	§
§
COUNTY OF ___________	§

Before me, the undersigned authority on this day personally appeared Howard Huang, Vice President of AP WP Texas MF LLC, a Delaware limited liability company, Manager of AP WP GREEN REIT LLC, a Delaware limited liability company, personally known to me to be the person and officer whose name is subscribed hereto and upon his oath deposes and says and represents to First American Title Insurance Company, in this transaction that in the aforesaid capacity and to the best of my knowledge that, except as disclosed in the Commitment for Title Insurance issued under the foregoing File Number:

1.
AP WP GREEN REIT LLC, a Delaware limited liability company ("Seller"), has no unpaid debts for plumbing fixtures, water heaters, floor furnaces, air conditioners, radio or television antennae, carpeting, rugs, lawn sprinkling systems, venetian blinds, window shades, draperies, electric appliances, fences, street paving, or any personal property or fixtures that are located on the Property described above, and that no such items have been purchased by Seller on time payment contracts, and there are no security interests on such Property secured by financing statement, security agreement or otherwise except the following:

Secured Party	Approximate Amount

None

2.	Seller has created no loans or liens (including Federal or State Liens and Judgment Liens) of any kind on such Property except the following:

Creditor	Approximate Amount

INSERT EXISTING LOAN	$

G-1

3.
All labor and material for work contracted for by Seller used in the construction of improvements on the above described Property have been paid for and there are now no unpaid labor or material claims against the improvements or the Property arising out of any labor or materials so contracted WITHIN THE LAST TWELVE MONTHS, EXCEPT:

[List any work-Seller has lien releases for such work and will provide to title company].

4.	No parties in possession of the Property (other than the current owner) except as follows:

See Rent Roll attached as Exhibit B hereto.

5.
No fees for appraisals of the Property that are claimed, earned or payable (whether arising out of any prior transaction or the current transaction), with regard to the Property, will constitute a lien on the Property, except as follows:

None

6.
Provided First American Title Insurance Company, disburses the sales proceeds in accordance with the final settlement statement of Seller, no broker’s commission or similar fees that are claimed, earned or payable with regard to the Property (whether arising out of any lease, prior transaction or the current transaction), will constitute a lien on the Property, except as follows:

None

7.	None of the leases shown on the Rent Roll attached as Exhibit B hereto contain any rights of first refusal or options to purchase all or any portion of the insured land.

This affidavit is made to First American Title Insurance Company as an inducement to them to complete the above referred to transaction, and I/We realize that First American Title Insurance Company is relying upon the representations contained herein.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

G-2

SELLER:

AP WP GREEN REIT LLC, a Delaware limited liability company

By: AP WP Texas MF LLC, a Delaware limited liability company, its Manager

By: ____________________
Name: Howard Huang
Title: Vice President

Date signed: _______ ___, 2015

SWORN TO AND SUBSCRIBED before me under the penalties of perjury, this ___ day of _____, 2015.

___________________________________
Notary Public in and for the State of Georgia

____________________________________
Printed/Typed Name of Notary Public

My Commission Expires:

_____________________

EXHIBIT A

PROPERTY DESCRIPTION

(Attached)

EXHIBIT B

RENT ROLL

EXHIBIT H
to
Contract for Purchase and Sale

MINERAL RIGHTS DEED

WHEN RECORDED MAIL TO: Western Rim Attn.: Marcus Hiles 2505 N. State Highway 360, Suite 800 Grand Prairie, Texas 75050

NOTICE OF CONFIDENTIALITY RIGHTS. IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS. YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

MINERAL RIGHTS DEED

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS
COUNTY OF ___________	§

THAT, ___________________, a ____________ ("Grantor"), for and in consideration of $10.00 and other good and valuable consideration in hand paid by _______________________ ("Grantee"), whose address is ____________________________, Attn: _________________, the receipt and sufficiency of which are hereby acknowledged, has GRANTED AND CONVEYED and by these presents does GRANT AND CONVEY unto Grantee, all of Grantor’s interest in and to all of the oil, gas, casing-head gas, and minerals of every kind and nature, in and under, and that may be produced from, or under those certain tracts and parcels of land situated in __________ County, Texas, more particularly described in Exhibit A attached hereto and made a part hereof for all purposes (the "Property"; collectively, the "Mineral Rights Interest")); subject, however, to the following: Grantee and its successors and assigns shall not have the right of ingress and egress over the surface of the Property for mining, drilling, exploring, operating or developing the Mineral Right Interest; provided, further however, nothing herein shall prevent Grantee or its successors and assigns from exploring for, developing and/or producing the Mineral Right Interest by pooling or by directional drilling under the Property from well sites located on other property, subject to the following: (i) Grantee and its successors and assigns shall only be entitled to produce the

H-1
Mineral Rights Deed

Mineral Rights Interest from wells located on other land or by means of one or more wellbores drilled directionally into the subsurface of the Property from adjacent land so long such wellbore enters the subsurface of the Property at a depth of at least 500 feet beneath the surface; (ii) Grantee and its successors and assigns shall not be entitled to produce the Mineral Rights Interest from wells located on other land or by means of one or more wellbores drilled directionally into the subsurface of the Property from adjacent land if such wellbore enters the subsurface of the Property at a depth of less than 500 feet beneath the surface unless the then current record owner(s) of the surface rights of the Property consents to such production in writing; (iii) Grantee and its successors and assigns shall not locate any wellhead or other surface-mounted facilities related to mineral exploration, production, or transportation (other than screening) of the Mineral Rights Interest within 500 feet from the nearest boundary of the Property; and (iv) any such drilling, exploring, operating, developing, or extracting of the Mineral Rights Interest by Grantee shall have no material effect on the bearing capacity or structural integrity of the soils at the surface of the Property or in a manner which interferes with the surface or subsurface support of any improvements constructed on the Property.

TO HAVE AND TO HOLD such interest in and to the Mineral Rights Interests, together with all and singular the rights and appurtenances thereto unto Grantee, its successors and assigns, forever. Grantor for Grantor and Grantor’s successors and assigns hereby agrees to WARRANT AND FOREVER DEFEND, all and singular such Mineral Rights Interests unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.:

[Remainder of this page intentionally blank.]

H-2
Mineral Rights Deed

EXECUTED as of __________________, 2015.

GRANTOR:

By:     _________________________
Name:    __________________________
Title:    __________________________

THE STATE OF _____	§
§
COUNTY OF __________	§

This instrument was acknowledged before me on ____________ ____, 2015, by ___________________________, ________________________ of __________________, a __________________, on behalf of said ________________, in its capacity as _______________ of ________________, a _______________, on behalf of said ___________.

Notary Public in and for the State of _____________

Mineral Rights Deed	Signature Page

EXHIBIT A

PROPERTY DESCRIPTION

Mineral Rights Deed

SCHEDULE 1
to
Contract for Purchase and Sale

List of Personal Property

[INTENIONALLY OMITTED]

Personal Property- Schedule 1	-1

SCHEDULE 2
to
Contract for Purchase and Sale

Service Contracts

[INTENIONALLY OMITTED]

Service Contracts- Schedule 2	-1

SCHEDULE 3
to
Contract for Purchase and Sale

Notice of Violations

NONE

Notice of Violations- Schedule 3	-1

SCHEDULE 4
to
Contract for Purchase and Sale

Rent Roll
June 29, 2015

[INTENIONALLY OMITTED]

Rent Roll- Schedule 4	-1